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                                                                     EXHIBIT 5.1

                  [Letterhead of Gibson, Dunn & Crutcher LLP]

                                February 8, 1999

(213) 229-7000                                                      C96182-00132

Western Digital Corporation
8105 Irvine Center Drive
Irvine, California 92618

     Re: Registration Statement on Form S-3 of Western Digital Corporation

Ladies and Gentlemen:

     We refer to the registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), filed by Western Digital Corporation, a Delaware corporation (the "Corporation"), with respect to the sale by the Corporation of the Corporation's common stock, par value $0.01 per share ("Common Stock"), in varying amounts and on terms to be determined at the time of sale, and the resale by International Business Machines Corporation ("IBM") of shares of Common Stock that may be issued and sold by the Corporation to IBM (collectively, the "Shares"). The aggregate value of the Shares that may be sold by the Corporation as described in the Registration Statement will not exceed $190,000,000.

     We have examined the originals or certified copies of such corporate records, certificates of officers of the Corporation and/or public officials and such other documents, and have made such other factual and legal investigations, as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

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Western Digital Corporation
February 8, 1999
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     Based on our examination described above, subject to the assumptions stated
above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that when the Corporation receives consideration per share for the Shares in such an amount (not less than the par value per share) as has been or may be determined by the Board of Directors of the Corporation, the Shares will have been duly authorized by all necessary corporate action on the part of the Corporation, and, when issued and sold as contemplated in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

     This opinion is limited to the General Corporation Law of the State of Delaware and United States federal law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.


                                   Very truly yours,

                                   /s/ Gibson, Dunn & Crutcher LLP
                                   -------------------------------
                                   GIBSON, DUNN & CRUTCHER LLP

RSB/JBC/RAS